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                                                             Page 16 of 20 pages


                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

     Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Vicinity Corporation has been filed on behalf of the undersigned.

SIGNATURE:

     Dated: February 14, 2001

     Entities:

Oak Investment Partners VIII, Limited Partnership
Oak Associates VIII, LLC
Oak VIII Affiliates Fund, Limited Partnership
Oak VIII Affiliates, LLC
Oak Management Corporation


                                  By:      /S/ EDWARD F. GLASSMEYER
                                           ------------------------
                                           Edward F. Glassmeyer, as
                                           General Partner or
                                           Managing Member or as
                                           Attorney-in-fact for the
                                           above-listed entities
     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont


                                  By:      /S/ EDWARD F. GLASSMEYER
                                           ------------------------
                                           Edward F. Glassmeyer,
                                           Individually and as
                                           Attorney-in-fact for the
                                           above-listed individuals